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                                 EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent certified public accountant, I hereby consent to the use of my reports (and to all references to my Firm) included in or made a part of this registration statement.





                                                  EARL A. LAWSON


Blackshear, Georgia
October 15, 1996